EXHIBIT 99.1

tronc, Inc. Reports 2016 Third Quarter Results

Company Increases 2016 Adjusted EBTIDA Guidance to $172 - $177 million

CHICAGO, Nov. 01, 2016 (GLOBE NEWSWIRE) -- tronc, Inc. (NASDAQ:TRNC) today reported financial results for its third quarter ended September 25, 2016.

"Notwithstanding the distractions our Company has faced over the past several months and the fact that our Board and management team have been engaged in substantive discussions and due diligence with Gannett, our third quarter results reflect the important progress we have made in our efforts to transform our business," said CEO Justin Dearborn.  "While we are still in the early stages of executing our strategy, we remain confident in the strength of our core brands and assets and committed to our go-forward plans."

Dearborn continued, “We are disappointed, that in the face of challenges surrounding its financing, Gannett’s Board unilaterally determined it could not complete the transaction that it began. The parties agreed to a purchase price in mid-September and subsequently finalized all material transaction terms. Given the market’s reaction to Gannett’s third quarter financial report, which showed a significant year-over-year decline in Adjusted EBITDA, we are not surprised that their board has decided to refocus their attention to operating the assets they currently own. We have repeatedly acknowledged that we must all undertake significant change to our business to address the challenging environment facing our industry.  We believe we must all remain united in support of the publishing industry, and to that end we will continue to be a good partner to Gannett across our many existing business relationships.”

2016 THIRD QUARTER RESULTS

Total Revenues in the third quarter of 2016 were $378 million, down 6.8% compared to $406 million in the third quarter of 2015.  This is the initial quarter which is comparable to the prior year as a full quarter of revenue from The San Diego Union-Tribune is included in both years.  Advertising revenue was down 10.9% from the prior-year period as we experienced declines in print advertising in line with industry trends.

Total Operating Expenses, including depreciation and amortization, for the third quarter of 2016 were $377 million, down $36 million or 8.7% compared to $413 million in the third quarter of 2015.  Compensation was down by $17 million or 10.8% and outside services was down over $9 million or 7.4% from prior year.  Total operating expenses for the nine months ended September 25, 2016, adjusted to exclude expenses relating to The San Diego Union-Tribune and other restructuring and related costs, resulted in a total savings of $95 million from the prior-year period (as set forth in the Non-GAAP reconciliations below).

Net Loss for the third quarter of 2016 was $10 million, which included a $7 million non-cash charge to tax expense for the pass-through of tax basis adjustments from Tribune Media related to its settlement with the IRS and $17 million of pre-tax restructuring and transaction costs (including $8.5 million related to office space vacated at the Chicago Tribune and Los Angeles Times buildings in the third quarter of 2016).  Adjusted net income for the third quarter was $8 million or an increase of $10 million from the third quarter of 2015.

Net Loss per share for the 2016 third quarter, on a fully diluted basis, was $0.29 compared to a net loss per share of $0.33 for the third quarter of 2015.  The net loss per share was impacted by the previously mentioned restructuring and transaction costs.  Before the impact of these charges, Adjusted Diluted earnings per share (or EPS) increased to $0.22 for the quarter.

Adjusted EBITDA for the third quarter of 2016 was $37 million, or an increase of $8 million from the third quarter of 2015 primarily due to the cost reductions discussed above.

Segment reporting
Beginning in the second quarter of 2016, the Company was realigned under its new management team into two distinct segments: troncM, which is comprised of the Company’s media groups excluding their digital revenues and related expenses, and troncX, which includes all the digital revenues and related expenses of the Company including Tribune Content Agency (“TCA”) and Forsalebyowner.com ("FSBO").

Included in tables below is segment reporting for troncM and troncX for the three and nine months ended September 25, 2016 and September 27, 2015.  Corresponding information for earlier periods has been restated to reflect the change in reportable segments.

Total Revenues for troncM for the quarter were $323 million or a decrease of 7.6% compared to the third quarter of 2015.  Advertising revenue declines were the main contributor to the decrease experienced from the prior-year quarter.  Operating expenses declined by $40 million or 11.4% compared to the prior-year quarter due primarily to decreases in compensation expense.  Income from operations for troncM was $16 million or $13 million more than third quarter of 2015 due to the decrease in operating expenses discussed above.  Adjusted EBITDA for troncM for the third quarter of 2016 was $31 million or $7 million more than the third quarter of 2015.

Total Revenues for troncX for the third quarter of 2016 were $57 million or a decrease of 2.3% from the prior-year quarter.  Advertising revenues for troncX declined by 2.2% while content revenues declined by 2.8%.  Income from operations for troncX was $5 million or a decline of $5 million from prior-year period while Adjusted EBITDA for the third quarter of 2016 declined by $2 million compared to third quarter of 2015.

Total third quarter 2016 average monthly unique visitors were 60 million, up 32% from prior-year quarter while Digital only subscribers grew to 136,000, up 69% from the prior year and up 18% sequentially.

Net Cash Provided by Operating Activities for the third quarter of 2016 was $12 million and capital expenditures for the third quarter were $6 million.  Debt was reduced by $5 million during the third quarter of 2016 and pension/OPEB liabilities were reduced by $2 million.  Cash balance as of September 25, 2016 totaled $187 million.

2016 Full Year Guidance for Total Revenues remains at a range of $1.610 to $1.630 billion and Adjusted EBITDA increased to a range of $172 to $177 million.

Conference Call Webcast
The Company’s earnings conference call will be held at 4 p.m. CT today, November 1, and will be accessible live to the public via webcast and on dial-in conference lines.  To access the live webcast and view materials related to the earnings announcement, including any investor presentation, please visit investor.tronc.com.  Participants can dial 1-844-494-0195 in the U.S. or 1-508-637-5599 internationally at least 10 minutes prior to the scheduled start and enter Confirmation ID (passcode) of 6333219.  The conference call will be “listen only” for participants other than tronc management and financial analysts.  The conference call will be available on-demand via the Investor Relations section of the Company’s website, approximately one hour after conclusion of the call. The audio also will be available for one year on the Company’s website, and the replay via telephone will be available until November 8, 2016. To access the replay via telephone, dial 1-855-859-2056 in the U.S. or 1-404-537-3406 internationally, code 6333219.

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding tronc’s financial results, this press release includes references to Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS.  These are not measures presented in accordance with generally accepted accounting principles in the United States (US GAAP) and tronc’s use of the terms Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS may vary from that of others in the Company’s industry.  Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity.  Further information regarding tronc’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Adjusted total operating expenses, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable US GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding tronc's 2016 guidance. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in tronc's actual results from those described in these forward-looking statements may result from actions taken by tronc as well as from risks and uncertainties beyond tronc’s control. These risks and uncertainties include competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives; changes in advertising demand, circulation levels and audience shares; the Company’s ability to develop and grow its online businesses; the Company's success in implementing expense mitigation efforts; the Company's success in implementing its strategic and branding initiatives; the Company’s reliance on revenue from printing and distributing third-party publications; changes in newsprint prices; macroeconomic trends and conditions; the Company’s ability to adapt to technological changes; the Company’s ability to realize benefits or synergies from acquisitions or divestitures or to operate its businesses effectively following acquisitions or divestitures; the Company’s reliance on third-party vendors for various services; adverse results from litigation, such as the stockholder derivative lawsuits, governmental investigations or tax-related proceedings or audits; the Company's ability to attract, integrate and retain its senior management team and employees; the Company’s ability to satisfy pension and other postretirement employee benefit obligations; changes in accounting standards; the effect of labor strikes, lockouts and labor negotiations; regulatory and judicial rulings; the Company’s indebtedness and ability to comply with debt covenants applicable to its debt facilities; the Company’s ability to satisfy future capital and liquidity requirements; the Company’s ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; and other events beyond the Company’s control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

About tronc, Inc.
tronc, Inc. (NASDAQ:TRNC) is a media company rooted in award-winning journalism, which harnesses proprietary technology to present personalized, premium content to a global audience in real time.  tronc draws content from its vast media portfolio, where commitment to informing and inspiring communities has earned 92 Pulitzer Prizes and a monthly audience of 60 million.  From pixels to Pulitzers, tronc brands optimize content and create engaging experiences for audiences across all channels.  For more information, please visit www.tronc.com.

Exhibits:
Condensed Consolidated Statements of Income (Loss)
Notes to Condensed Consolidated Statements of Income (Loss)
Condensed Consolidated Balance Sheets
Non-GAAP Reconciliations - Net Loss to Adjusted EBITDA
Non-GAAP Reconciliations - Total Operating Expenses to Adjusted Total Operating Expenses
Non-GAAP Reconciliations - Net Loss to Adjusted Net Income and Adjusted Diluted EPS

(TRNC-F)

TRONC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)
Preliminary

	Three months ended		Nine months ended
	September 25, 2016	September 27, 2015	September 25, 2016	September 27, 2015

Operating revenues	$378,236	$405,668	$1,180,956	$1,215,963

Operating expenses	377,400	413,236	1,169,693	1,201,018

Income (loss) from operations	836	(7,568)	11,263	14,945

Loss on equity investments, net	(190)	(535)	(487)	(542)
Interest expense, net	(6,673)	(6,923)	(20,116)	(19,121)
Reorganization items, net	(93)	80	(236)	(773)
Loss before income taxes	(6,120)	(14,946)	(9,576)	(5,491)
Income tax expense (benefit)	4,352	(6,345)	3,303	(2,803)

Net loss	$(10,472)	$(8,601)	$(12,879)	$(2,688)

Net loss per common share:
Basic	$(0.29)	$(0.33)	$(0.39)	$(0.10)
Diluted	$(0.29)	$(0.33)	$(0.39)	$(0.10)

Weighted average shares outstanding:
Basic	36,415	26,321	32,908	25,908
Diluted	36,415	26,321	32,908	25,908

Dividends declared per common share:	$—	$0.175	$—	$0.525

The tables below show the segmentation of income and expenses for the three and nine months ended September 25, 2016 as compared to the three and nine months ended September 27, 2015.  Each three-month period consists of 13 weeks and each nine-month period consists of 39 weeks.

	troncM		troncX		Corporate and Eliminations		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	Sept 25, 2016	Sept 27, 2015	Sept 25, 2016	Sept 27, 2015	Sept 25, 2016	Sept 27, 2015	Sept 25, 2016	Sept 27, 2015
Total revenues	$323,133	$349,570	$57,153	$58,482	$(2,050)	$(2,384)	$378,236	$405,668
Operating expenses	306,866	346,376	52,314	48,413	18,220	18,447	377,400	413,236
Income from operations	16,267	3,194	4,839	10,069	(20,270)	(20,831)	836	(7,568)
Depreciation and amortization	6,175	5,791	2,900	697	5,300	7,815	14,375	14,303
Adjustments	8,497	14,521	1,372	83	11,504	6,984	21,373	21,588
Adjusted EBITDA	$30,939	$23,506	$9,111	$10,849	$(3,466)	$(6,032)	$36,584	$28,323

	troncM		troncX		Corporate and Eliminations		Consolidated
	Nine Months Ended		Nine Months Ended		Nine Months Ended		Nine Months Ended
	Sept 25, 2016	Sept 27, 2015	Sept 25, 2016	Sept 27, 2015	Sept 25, 2016	Sept 27, 2015	Sept 25, 2016	Sept 27, 2015
Total revenues	$1,010,565	$1,048,660	$175,944	$173,850	$(5,553)	$(6,547)	$1,180,956	$1,215,963
Operating expenses	946,117	1,007,210	159,233	145,530	64,343	48,278	1,169,693	1,201,018
Income from operations	64,448	41,450	16,711	28,320	(69,896)	(54,825)	11,263	14,945
Depreciation and amortization	17,486	15,713	8,533	1,436	16,780	23,012	42,799	40,161
Adjustments	13,470	21,222	3,417	341	42,773	12,013	59,660	33,576
Adjusted EBITDA	$95,404	$78,385	$28,661	$30,097	$(10,343)	$(19,800)	$113,722	$88,682

troncM
	Three Months Ended			Nine Months Ended
	September 25, 2016	September 27, 2015	% Change	September 25, 2016	September 27, 2015	% Change
Operating revenues:
Advertising	$154,513	$178,145	(13.3%)	$493,233	$540,599	(8.8%)
Circulation	117,095	118,286	(1.0%)	356,831	339,632	5.1%
Other	51,525	53,139	(3.0%)	160,501	168,429	(4.7%)
Total revenues	323,133	349,570	(7.6%)	1,010,565	1,048,660	(3.6%)
Operating expenses	306,866	346,376	(11.4%)	946,117	1,007,210	(6.1%)
Income from operations	16,267	3,194	*	64,448	41,450	55.5%
Depreciation and amortization	6,175	5,791	6.6%	17,486	15,713	11.3%
Adjustments	8,497	14,521	(41.5%)	13,470	21,222	(36.5%)
Adjusted EBITDA	$30,939	$23,506	31.6%	$95,404	$78,385	21.7%
* Represents positive or negative change in excess of 100%

troncX
	Three Months Ended			Nine Months Ended
	September 25, 2016	September 27, 2015	% Change	September 25, 2016	September 27, 2015	% Change
Operating revenues:
Advertising	$47,341	$48,386	(2.2%)	$146,437	$142,624	2.7%
Content	9,812	10,096	(2.8%)	29,507	31,226	(5.5%)
Total revenues	57,153	58,482	(2.3%)	175,944	173,850	1.2%
Operating expenses	52,314	48,413	8.1%	159,233	145,530	9.4%
Income from operations	4,839	10,069	(51.9%)	16,711	28,320	(41.0%)
Depreciation and amortization	2,900	697	*	8,533	1,436	*
Adjustments	1,372	83	*	3,417	341	*
Adjusted EBITDA	$9,111	$10,849	(16.0%)	$28,661	$30,097	(4.8%)
* Represents positive or negative change in excess of 100%

TRONC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
Preliminary
	September 25, 2016	December 27, 2015
Assets
Current Assets:
Cash	$187,125	$40,832
Accounts receivable	185,271	240,813
Inventories	12,844	13,688
Prepaid expenses and other	19,624	16,824
Total current assets	404,864	312,157
Net Properties, Plant and Equipment	129,993	144,539
Other Assets
Goodwill	116,331	123,992
Intangible assets, net	134,952	133,862
Investments and other assets	86,398	118,416
Total other assets	337,681	376,270
Total assets	$872,538	$832,966

Liabilities and Equity
Current Liabilities
Current portion of long-term debt	$21,608	$21,826
Accounts payable	64,311	80,881
Other	180,435	210,723
Total current liabilities	266,354	313,430
Non-Current Liabilities
Long-term debt	353,962	367,847
Other non-current liabilities	161,186	166,087
Total non-current liabilities	515,148	533,934

Equity
Total stockholders' equity	91,036	(14,398)
Total liabilities and equity	$872,538	$832,966

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)
Preliminary
Reconciliation of Net Loss to Adjusted EBITDA:
	Three months ended			Nine months ended
	September 25, 2016	September 27, 2015	% Change	September 25, 2016	September 27, 2015	% Change

Net loss	$(10,472)	$(8,601)	21.8%	$(12,879)	$(2,688)	*

Income tax expense (benefit)	4,352	(6,345)	*	3,303	(2,803)	*
Loss on equity investments, net	190	535	(64.5%)	487	542	*
Interest expense, net	6,673	6,923	(3.6%)	20,116	19,121	5.2%
Reorganization items, net	93	(80)	*	236	773	(69.5%)

Income (loss) from operations	836	(7,568)	*	11,263	14,945	(24.6%)

Depreciation and amortization	14,375	14,303	0.5%	42,799	40,161	6.6%
Restructuring and transaction costs(1)	17,020	11,079	53.6%	40,120	28,515	40.7%
Stock-based compensation	2,181	2,059	5.9%	6,000	5,060	18.6%
Employee voluntary separation program	2,172	—	*	13,540	—	*
Litigation settlement(2)	—	9,100	*	—	9,100	*
Gain from termination of post-retirement benefits (3)	—	(650)	*	—	(9,099)	*

Adjusted EBITDA(3)	$36,584	$28,323	29.2%	$113,722	$88,682	28.2%

* Represents positive or negative change in excess of 100%

(1) - Restructuring and transaction costs include costs related to tronc's internal restructuring, such as severance and IT outsourcing costs, and transaction costs related to completed and potential acquisitions.
(2) - Adjustment to litigation settlement reserve.
(3) - In the first quarter of 2015, the Company did not deduct a gain of $7.8 million related to the termination of certain postretirement benefits in the determination of Adjusted EBITDA. Management reassessed this gain and determined it is expected to be a non-recurring item and should be deducted in the determination of Adjusted EBITDA. Accordingly, the 2015 Adjusted EBITDA as presented, includes such adjustment for the non-recurring gain from termination of certain post-retirement benefits.

Adjusted EBITDA

The Company defines Adjusted EBITDA as net income before equity in earnings of unconsolidated affiliates, income taxes, loss on early debt extinguishment, interest expense, other (expense) income, realized gain (loss) on investments, reorganization items, depreciation and amortization, net income attributable to non-controlling interests, and other items that the Company does not consider in the evaluation of ongoing operating performance.  These items include stock-based compensation expense, restructuring charges, transaction expenses, and certain other charges and gains that the Company does not believe reflects the underlying business performance (including spin-related costs).  Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. The Company's management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, is used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company's presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are:  they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt;  they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary

Reconciliation of Total Operating Expenses to Adjusted Total Operating Expenses(1):
	Three Months Ended September 25, 2016			Three Months Ended September 27, 2015
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$140,760	$(14,795)	$125,965	$157,783	$(15,023)	$142,760
Newsprint and ink	25,101	$(2,703)	22,398	29,096	$(2,814)	26,282
Outside services	118,060	$(13,956)	104,104	127,513	$(16,844)	110,669
Other	79,104	$(13,067)	66,037	84,541	$(13,712)	70,829
Depreciation and amortization	14,375	(14,375)	—	14,303	(14,303)	—

Total operating expenses	$377,400	$(58,896)	$318,504	$413,236	$(62,696)	$350,540

	Nine Months Ended September 25, 2016			Nine Months Ended September 27, 2015
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Compensation	$453,353	$(58,464)	$394,889	$463,398	$(18,623)	$444,775
Newsprint and ink	77,174	$(8,055)	69,119	91,835	$(4,431)	87,404
Outside services	368,733	$(42,754)	325,979	373,308	$(31,556)	341,752
Other	227,634	$(23,673)	203,961	232,316	$(17,299)	215,017
Depreciation and amortization	42,799	(42,799)	—	40,161	(40,161)	—

Total operating expenses	$1,169,693	$(175,745)	$993,948	$1,201,018	$(112,070)	$1,088,948

(1) Adjusted total operating expenses is defined and calculated differently from the Adjusted cash operating expenses measure the Company has reported prior to the first quarter of 2016.  The following adjustments include expenses listed in the reconciliation of Adjusted EBITDA: Compensation, Outside services, Other general and administrative and Depreciation and amortization.  All of the adjustments include expenses related to The San Diego Union-Tribune.

Adjusted Total Operating Expenses

Adjusted total operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation and expenses relating to The San Diego Union-Tribune.  Management believes that Adjusted total operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

TRONC, INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary

Reconciliation of Net Loss to Adjusted Net Income and Adjusted Diluted EPS:

	Three months ended
	September 25, 2016		September 27, 2015

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net loss - GAAP	$(10,472)	$(0.29)	$(8,601)	$(0.33)
Pre-spin tax adjustment from TCO	7,063	0.19	—	—
Adjustments to operating expenses, net of 40% tax:
Restructuring and transaction costs	10,212	0.28	6,647	0.25
Employee voluntary separation program	1,303	0.04	—	—

Adjusted net income - Non-GAAP	$8,106	$0.22	$(1,954)	$(0.07)

	Nine months ended
	September 25, 2016		September 27, 2015

	Earnings	Diluted EPS	Earnings	Diluted EPS

Net loss - GAAP	$(12,879)	$(0.39)	$(2,688)	$(0.10)
Pre-spin tax adjustment from TCO	7,063	0.21	—	—
Adjustments to operating expenses, net of 40% tax:
Restructuring and transaction costs	24,072	0.73	17,109	0.66
Employee voluntary separation program	8,124	0.25	—	—

Adjusted net income - Non-GAAP	$26,380	$0.80	$14,421	$0.55

Adjusted Net income and Adjusted Diluted EPS

Adjusted net income is defined as Net income - GAAP excluding the following adjustments:  Restructuring and transaction costs and Employee voluntary separation program, net of the impact of income taxes and pre-spin allocated tax adjustments from Tribune Media Company ("TCO").

Adjusted Diluted EPS computes Adjusted net income divided by diluted weighted average shares outstanding.

Management believes Adjusted Net income and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

CONTACT:
Investor Contact:
Kimbre Neidhart, 469-528-9366
kneidhart@tronc.com

Press Contact:
Dana Meyer, 312-222-3308
dmeyer@tronc.com